Filed Pursuant to Rule 424(b)(5)

Registration No. 333-287401

PROSPECTUS SUPPLEMENT

(To the Prospectus dated May 19, 2025)

IDAHO STRATEGIC RESOURCES, INC.

Up to $20,000,000

COMMON STOCK

This prospectus supplement and the accompanying prospectus relate to the issuance and sale of up to $20,000,000 of shares of common stock, no par value, of Idaho Strategic Resources, Inc. (the “Company”, “we”, or “us”), from time to time through our sales agent, Roth Capital Partners (or the “Sales Agent”). These sales, if any, will be made by and between the Company and the Sales Agent pursuant to the terms of the Sales Agreement dated September 29, 2025, attached as Exhibit 10.1 to the Form 8-K filed with the Securities and Exchange Commission concurrently herewith and incorporated herein by reference (the “Sales Agreement”).

Our common stock is traded on the NYSE American, LLC (“NYSE American”), under the symbol “IDR.” On October 1, 2025, the closing sale price of our common stock on the NYSE American was $34.23 per share.

Sales of shares of our common stock under this prospectus supplement, if any, may be made by any method deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act.

The Sales Agent is not required to sell any specific number of shares of our common stock. The Sales Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices on mutually agreed terms between the Sales Agent and us. There is no arrangement for funds to be received in any escrow, trust, or similar arrangement. The Sales Agent will be entitled to compensation under the terms of the sales agreement at a commission rate equal to 2.5% of the gross proceeds of the sales price of common stock that they sell. The net proceeds from any sales under this prospectus supplement will be used as described under “Use of Proceeds.” The proceeds we receive from sales of our common stock, if any, will depend on the number of shares actually sold and the offering price of such shares.

In connection with the sale of common stock on our behalf, Roth Capital Partners will be deemed to be an underwriter within the meaning of the Securities Act, and its compensation as the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Roth Capital Partners with respect to certain liabilities, including liabilities under the Securities Act.

As of October 1, 2025, the aggregate market value of our outstanding common stock held by non-affiliates was $485,129,433 based on 15,089,600 shares of outstanding common stock, of which 14,172,639 shares are held by non-affiliates, and a per share price of $34.23, which was the closing sale price of our common stock as quoted on the NYSE American on October 1, 2025.

Investing in our securities is highly speculative and involves a high degree of risk. You should read carefully and consider the information contained in and incorporated by reference under “Risk Factors” beginning on page S-5 of this prospectus supplement, and the risk factors contained in other documents incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Roth Capital Partners

The date of this prospectus supplement is October 2, 2025.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. The first part is the prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information.

Under this registration statement, we may offer shares of our common stock having an aggregate offering price of up to $35,000,000. Under this prospectus supplement, we may offer shares of our common stock having an aggregate offering price of up to $20,000,000, from time to time, at prices and on terms to be determined by market conditions at the time of offering. The $20,000,000 of shares of our common stock that may be sold under this prospectus supplement are included in the $35,000,000 of shares of common stock that may be sold under the registration statement.

In general, when we refer only to the prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under the heading “Where You Can Find More Information.” These documents contain information you should carefully consider when deciding whether to invest in our common stock. Neither we nor the Sales Agent have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for and can provide no assurance of any other information that others may provide to you. We are not making offers to sell or solicitations to buy the securities described in this prospectus supplement in any jurisdiction in which an offer or solicitation is not authorized, or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus supplement or any prospectus, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus supplement or any prospectus, is accurate as of any date other than its respective date. Our business, financial condition, results of operations, and prospects may have changed since those dates.

This prospectus supplement may add, update, or change information contained in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on information contained in this prospectus supplement, provided that if any statement in, or incorporated by reference into, one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus supplement and the accompanying prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus supplement and the accompanying prospectus.

No action is being taken in any jurisdiction outside the United States to permit a public offering of common stock or possession or distribution of this prospectus supplement in that jurisdiction. Persons who come into possession of this prospectus supplement in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement applicable to that jurisdiction.

Unless otherwise stated, all references to “us,” “our,” “IDR,” “we,” the “Company” and similar designations refer to Idaho Strategic Resources, Inc. and its consolidated subsidiaries. Our logo, trademarks and service marks are the property of Idaho Strategic Resources, Inc. and its consolidated subsidiaries. Other trademarks or service marks appearing in this prospectus supplement are the property of their respective holders.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and any documents we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and involve substantial risks and uncertainties. All statements contained in this prospectus supplement, the accompanying prospectus, and any documents we incorporate by reference other than statements of historical facts, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The words “anticipate”, “believe”, “estimate, “expect”, “intend”, “may”, “plan”, “predict”, “project”, “target”, “potential”, “will”, “would”, “could”, “should”, “continue”, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

These forward-looking statements are only predictions, and we may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions, and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and operating results. We have included important factors in the cautionary statements included in this prospectus supplement and the accompanying prospectus, as well as certain information incorporated by reference into this prospectus supplement and the accompanying prospectus, that could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus supplement and the accompanying prospectus, whether as a result of any new information, future events or otherwise.

You should read this prospectus supplement and the accompanying prospectus, and any documents we incorporate by reference, with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement. This summary does not contain all the information that you should consider before buying our securities. You should carefully read this prospectus supplement and accompanying prospectus in their entirety, including all documents incorporated by reference herein before making an investment decision. In particular, attention should be directed to our “Risk Factors,” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, including in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Business Overview

Headquartered in North Idaho, Idaho Strategic Resources produces gold at the Golden Chest Mine and holds a significant land package in the Murray Gold Belt (“MGB”). The MGB is an overlooked gold producing region within the Coeur d’Alene Mining District, located north of the prolific Silver Valley. In addition to gold and gold production, the Company maintains a strategic and domestic presence in the critical minerals and energy minerals sectors and is focused on advancing its officially recognized Mineral Hill, Lemhi Pass, and Diamond Creek rare earth element projects in central Idaho, as well as its Lemhi Pass thorium project. IDR is one of the few companies possessing the combination of officially recognized U.S. based domestic rare earth element and thorium properties (in Idaho) and Idaho-based gold production in an established mining community.

Idaho Strategic Resources possesses the in-house expertise ranging, from early-stage exploration and core drilling to mine development and production, including the design and operation of the New Jersey Mill – all while enjoying the flexibility of a smaller and more entrepreneurial corporate structure. Its production-based strategy, by design, provides the flexibility to advance the Murray Gold Belt and/or its critical minerals holdings.

Our executive offices are located at 201 N. 3rd Street, Coeur d’Alene, ID 83814. You can also contact us by telephone at (208) 625-9001.

Our Market Opportunity

The Company is an established gold producer, with underground mining operations at its 100-percent owned Golden Chest Mine and conducts milling operations at its majority-owned New Jersey Mill. In addition to gold and gold production, the Company also maintains an important strategic presence in the U.S. critical minerals sector, specifically focused on the more “at-risk” rare earth elements (REE’s). The Company’s Mineral Hill, Lemhi Pass, and Diamond Creek REE properties are included in many USGS, IGS and DOE publications.

The Company holds mineral properties in four historic mining districts of Idaho and Montana. Its portfolio of mineral properties includes:

•	The Golden Chest Mine, a producing gold mine located in the Murray Gold Belt (“MGB”) of North Idaho
•	A significant portfolio of early-stage exploration properties within the MGB, many of which include historic gold mines and known gold mineralization
•	United States Geologic Survey (“USGS”) recognized rare earth elements potential

o	Mineral Hill - one of the highest grade known REE properties in the US
o	Diamond Creek - one of Idaho’s most prospective REE properties
o	Lemhi Pass District in central Idaho – high-grade rare earths and “thought to be the largest concentration of Thorium resources in the United States” according to the USGS

•	A significant portfolio of early-stage exploration properties in Central Idaho, primarily in the Elk City area
•	The Butte Highlands Mine (50-percent interest), an advanced-stage project which has seen considerable development work, located south of the city of Butte, in Western Montana; however, management does not expect this project to be advanced in the near future.

In addition to its portfolio of exploration, pre-development, and producing properties, the Company is also the manager and majority owner of the New Jersey Mill, which currently processes ore from the Golden Chest Mine. The New Jersey Mill can process gold and silver ore through a 360-tonne per day flotation plant.

During the last few years, the Company has focused its efforts on expanding underground development and production at the Golden Chest Mine with an aggressive focus on consolidating and increasing its land holding within the Murray Gold Belt. With all debt associated with the start-up of operations behind it, the Company significantly increased its exploration and expansion activities in the Murray Gold Belt. This progress, combined with the existing infrastructure and development over the last two years has created a solid foundation for continued growth and, we feel, a base of value regardless of market cycles.

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Our Growth Strategy

The Company’s plan of operation is to generate positive cash flow and increase its gold production and asset base over time while being mindful of corporate overhead. The Company’s management is focused on utilizing its in-house technical and operating skills to build a portfolio of producing mines and milling operations with a focus on gold and exploration for minerals critical to the United States’ low carbon future and national defense, including REEs and Thorium.

The Company’s properties include: the Golden Chest Mine (currently in production), the New Jersey Mill (majority ownership interest), and a 50% carried to production interest in the past-producing Butte Highlands Mine located in Montana. In addition to its producing and near-term production projects, the Company has additional gold exploration prospects, such as the Eastern Star project located in central Idaho, and additional holdings near the Golden Chest in the Murray Gold Belt. In 2020, the Company added rare earth elements and thorium properties in Idaho to its portfolio of exploration properties in an effort to diversify its holdings towards the anticipated demand for these elements in the electrification of motorized vehicles, energy independence, and re-shoring critical mineral supply chains in the United States.

Our Revenue Model

The Company’s primary source of revenue comes from its operating gold mine, the Golden Chest Mine located in the Murray Gold Belt of northern Idaho. The Company is also pursuing a rare earth element (REE) and thorium exploration strategy and has acquired properties in Idaho containing these minerals.

The Company sold all its flotation gold concentrate to H&H Metals Corporation of New York, NY, which accounted for 99% of gold sales in 2024. The remaining gold sales were gold doré, which was sold to a western U.S. broker. H&H Metals is also an IDR shareholder. Although not expected, if H&H Metals could not purchase the gold concentrate, it is anticipated another customer could be found readily as the flotation gold concentrate is a high value concentrate with minor deleterious element content. The Company ships its gold concentrate overseas to a smelter in South Korea.

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THE OFFERING

The following summary contains basic information about our common stock and the offering and is not intended to be complete. It does not contain all of the information that may be important to you. For a more complete understanding of our common stock, you should read the section of the accompanying prospectus entitled “Description of the Securities That May Be Offered”.

Issuer	Idaho Strategic Resources, Inc., an Idaho corporation.
Common stock offered by this Prospectus Supplement:	Shares of our common stock having an aggregate offering price of up to $20,000,000.
Common stock to be outstanding after the offering:

15,673,882 assuming the sale of the full $20,000,000 worth of our common stock in this offering (which is 584,282 at an assumed sales price of $34.23 per share, which was the closing price of our common stock on the NYSE American on October 1, 2025). The actual number of shares issued in this offering will vary depending on the number of shares sold in this offering and the sales price at which shares may be sold from time to time during this offering.

Manner of offering:	“At the market offering” that may be made from time to time through our Sales Agent, Roth Capital Partners, LLC. See “Plan of Distribution” on page S-8 of this prospectus supplement.

Use of Proceeds:

We intend to use the net proceeds from these sales for acquiring equipment, construction costs, and labor associated with the construction of a new mill and related facilities, property acquisitions, corporate combinations, joint ventures, and general corporate purposes. See “Use of Proceeds” on page S-6 of this prospectus supplement.

Risk Factors:

An investment in our securities is highly speculative and subject to substantial risks. You should consider the “Risk Factors” and the “Cautionary Note Regarding Forward-Looking Statements” included and incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors incorporated by reference from our filings with the SEC.

NYSE American symbol:	“IDR”

Transfer agent and Registrar	Equiniti Trust Company, LLC

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RISK FACTORS

Investing in our securities is highly speculative and involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in this prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you or in any report incorporated by reference into this prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2024, or any Annual Report on Form 10-K or Quarterly Report on Form 10-Q that is incorporated by reference into this prospectus supplement after the date of this prospectus. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial may also impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

Risks Related to this Offering

You may experience immediate and substantial dilution as a result of this offering and additional dilution in the future. Because the price per share of our common stock being offered may be higher than the book value per share of our common stock, you may suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering. In addition, we have a significant number of stock options outstanding. If the holders of these securities exercise them or become vested in them, as applicable, you may incur further dilution.

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively. Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. You will be relying on the judgment of our management regarding the application of these proceeds. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value, or our management might not apply the net proceeds from this offering in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how to use such proceeds.

Future sales of substantial amounts of our common stock, or the possibility that such sales could occur, could adversely affect the market price of our common stock. We may issue up to $20,000,000 of common stock from time to time in this offering. The issuance from time to time of shares in this offering, as well as our ability to issue such shares in this offering, could have the effect of depressing the market price or increasing the market price volatility of our common stock. See “Plan of Distribution” in this prospectus supplement and the prospectus for more information about the possible adverse effects of our sales under the sales agreement.

It is not possible to predict the actual number of shares we will sell under the sales agreement, or the gross proceeds resulting from those sales. Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agent at any time throughout the term of the sales agreement. The number of shares that are sold through the Sales Agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of the common stock during the sales period, the limits we set with the Sales Agent in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales. Further, we are not obligated to sell any shares under the sales agreement, so you should not invest in our securities in reliance on the fact that we will actually raise new capital via the at-the-market sales program covered by this prospectus supplement.

The common stock offered hereby will be sold in an “at the market offering,” and investors who buy shares at different times will likely pay different prices. Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

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USE OF PROCEEDS

We may issue and sell shares of common stock having aggregate sales proceeds of up to $20,000,000 from time to time, before deducting Sales Agent commissions and expenses. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with Roth Capital Partners. We intend to use the net proceeds of this offering for acquiring equipment, construction costs, and labor related to the construction of a mill and mill facilities at or near the Golden Chest Mine, property acquisitions, corporate combinations, joint ventures, increased mineral exploration, and general corporate purposes as management deems necessary.

However, the nature, amounts and timing of our actual expenditures may vary significantly depending on numerous factors. Our management has and will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering.

DIVIDEND POLICY

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant. Our future ability to pay cash dividends on our stock may also be limited by the terms of any future debt or preferred securities or future credit facility.

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DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the adjusted net tangible book value per share of our common stock after this offering. Our net tangible book value as of June 30, 2025, was approximately $52 million, or $3.70 per share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

After giving effect to the sale of shares of our common stock in the aggregate amount of $20,000,000 in this offering at an assumed offering price of $34.23 per share, which was the last reported sale price of our common stock on the NYSE American on October 1, 2025, and after deducting estimated offering commissions and expenses payable by us, our net tangible book value as of June 30, 2025 would have been approximately $71,500,000, or $4.88 per share of common stock. This represents an immediate increase in net tangible book value of $1.18 per share to our existing stockholders and an immediate dilution in net tangible book value of $29.35 per share to investors participating in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Assumed offering price per share	$34.23
Net tangible book value per share as of June 30, 2025	$3.70
Increase per share attributable to this offering	$1.18
As-Adjusted Net tangible book value per share after giving effect to this offering	$71,500,000
Dilution per share to new investors	$29.35

The table above assumes, for illustrative purposes, that an aggregate of 584,282 shares of our common stock are sold at a price of $34.23 per share, the last reported sale price of our common stock on the NYSE American on October 1, 2025, for aggregate gross proceeds of $19,999,973. The shares sold in this offering, if any, will be sold from time to time at various prices.

Each $1.00 increase (decrease) in the assumed public offering price of $34.23 per share (the last reported sale price of our common stock on the NYSE American on October 1, 2025) would increase (decrease) our as adjusted total shareholders’ equity and total capitalization by approximately $0.58 million, assuming no change to the dollar value of shares of common stock being offered hereby set forth on the cover page of this prospectus supplement, and after deducting underwriting discounts and estimated offering expenses payable by us.

The above discussion and table are based on 14,058,339 shares of our common stock outstanding as of June 30, 2025, and excludes, as of that date:

•	57,000 shares of our common stock reserved for issuance under our 2014 Stock Option and Stock Issuance Plan with a weighted average exercise price of $5.15;

•	400,000 shares of our common stock reserved for issuance under our 2023 Stock Option and Stock Issuance Plan with a weighted average exercise price of $11.50;

To the extent that any of our outstanding options or warrants are exercised, we grant additional options or other awards under our equity incentive compensation plan or issue additional warrants, or we issue additional shares of common stock in the future, there may be further dilution.

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PLAN OF DISTRIBUTION

We entered into a sales agreement with Roth Capital Partners, or the Sales Agent, on September 29, 2025, that includes subsequent registration statements on Form S-3 filed pursuant to Rule 415(a)(6) under the Securities Act by the Company. Under the terms of the sales agreement, we may offer and sell up to $20,000,000 of shares of our common stock from time to time through the Sales Agent. Sales of shares of our common stock, if any, under this prospectus supplement may be made by any method deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act, including sales made directly on or through NYSE American, the existing trading market for our common stock. We may instruct the Sales Agent not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Sales Agent may suspend the offering of common stock upon notice and subject to other conditions.

The Sales Agent will offer our common stock subject to the terms and conditions of the sales agreement as agreed upon by us and the Sales Agent. Each time we wish to issue and sell common stock under the sales agreement, we will notify the Sales Agent of the number or dollar value of shares to be issued, the time period during which such sales are requested to be made, any limitation on the number of shares that may be sold in one day, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed the Sales Agent, unless the Sales Agent declines to accept the terms of the notice, the Sales Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Sales Agent under the sales agreement to sell our common stock are subject to a number of conditions that we must meet.

We will pay the Sales Agent commissions for its services in acting as agent in the sale of our common stock at a commission rate equal to 2.5% of the gross sale price from sales of shares under this offering. We estimate that the total expenses for the offering, excluding compensation and reimbursement payable to the Sales Agent under the sales agreement, will be approximately $50,000.

Settlement for sales of common stock will occur on the first business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, Roth Capital Partners will be deemed to be an underwriter within the meaning of the Securities Act, and its compensation as Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Roth Capital Partners against certain civil liabilities, including liabilities under the Securities Act.

The offering pursuant to the sales agreement will terminate upon the earlier of (1) the issuance and sale of all shares of our common stock subject to the sales agreement; and (2) the termination of the sales agreement as permitted therein.

The Sales Agent and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services it has received and may in the future receive customary fees. Affiliates of the Sales Agent may be lenders or agents under our various credit facilities in the future, and affiliates of the Sales Agent may hold our securities. The Sales Agent and/or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of our securities or financial instruments related to our securities and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The prospectus supplement and the prospectus for the offering in electronic format may be made available on websites maintained by the Sales Agent. To the extent required by Regulation M, the Sales Agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement. This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed as an exhibit to the registration statement of which this prospectus supplement forms a part and is incorporated by reference in this prospectus supplement.

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LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Lyons O’Dowd, PLLC, Coeur d’Alene, Idaho. Roth Capital Partners, LLC is being represented in connection with this offering by Pryor Cashman LLP, New York, New York.

EXPERTS

Our balance sheets as of December 31, 2024, and 2023, and the related statement of operations, the statement of changes in stockholders’ equity, and statement of cash flows for the years ended December 31, 2024, and 2023, incorporated in this prospectus supplement by reference have been audited by Assure CPA, LLC, with respect thereto, and has been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act, registering the securities that may be offered and sold hereunder. The registration statement, including exhibits thereto, contains additional relevant information about us and these securities, which as permitted by the rules and regulations of the SEC, we have not included in this prospectus supplement and accompanying base prospectus. A copy of the registration statement can be obtained at the address set forth below or at the SEC’s website as noted below. Whenever a reference is made in this prospectus supplement, or the prospectus, to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement, the prospectus, or incorporated filings, for a copy of such contract, agreement, or other document.

Because we are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, we file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because our common stock is listed on the NYSE American, you may also inspect reports, proxy statements and other information at the offices of the NYSE American.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. The information in the documents incorporated by reference is part of this prospectus supplement. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus supplement will automatically update and supersede information contained in this prospectus supplement, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement and the Prospectus, to the extent the new information differs from or is inconsistent with the old information. This prospectus supplement incorporates by reference any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, between the date of the initial registration statement and prior to the effectiveness of the registration statement and the documents listed below that we have previously filed with the SEC:

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Securities and Exchange Commission on March 31, 2025.

2.	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the Securities and Exchange Commission on May 8, 2025.

3.	Our Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 20, 2025.

4.	Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025, filed with the Securities and Exchange Commission on August 7, 2025.

5.	Our Current Reports on Form 8-K filed with the Securities and Exchange Commission on July 1, 2025, and August 8, 2025.

We also incorporate by reference all documents that we file with the SEC on or after the effective time of this prospectus supplement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the sale of all the securities registered hereunder or the termination of the registration statement. Nothing in this prospectus supplement shall be deemed to incorporate information furnished but not filed with the SEC.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference, modifies, or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporated by reference), by contacting Monique Hayes, c/o Idaho Strategic Resources, Inc., at 201 N 3rd Street, Coeur d’Alene, Idaho 83814. Telephone number (208) 625-9001. These documents and further information about the Company may also be found on our website at https://idahostrategic.com.

Statements contained in this prospectus supplement as to the contents of any contract or other documents are not necessarily complete, and in each instance, you are referred to the copy of the contract or other document filed as an exhibit to the registration statement or incorporated herein, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

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